EXHIBIT 21

SUBSIDIARIES OF REGISTRANT


NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION
------------------                                 -----------------------------

Eagle Bank                                                 United States
Eagle Financial Capital Trust I                               Delaware
Eagle Service Corp.(*)                                      Connecticut
Eagle Funding Corp.(*)                                      Connecticut




(*)      Subsidiary of Eagle Bank.